EXHIBIT 10.21

January 31, 1996

C3 Diamante, Inc.

3104 Hillsborough St., Suite 216

Raleigh, North Carolina 27607-5458

Attention: C. Eric Hunter, President

Re:	Invention Relating to [***] for

Growth of Highly-Transparent Silicon Carbide Crystals

Gentlemen:

This letter will serve to evidence the agreement between C3 Diamante, Inc. (“C3”) and Cree Research, Inc. (“Cree”) concerning the invention made by Cree employees relating to [***] for growth of highly-transparent silicon carbide crystals (the “Invention”).

C3 and Cree have agreed as follows:

1. Cree and C3 will cooperate in the preparation, filing and prosecution of a U.S. patent application or applications claiming the Invention and applications in such foreign countries as may be mutually agreed. All applications filed claiming the Invention (the “Applications”), and all filings made in the prosecution of the Applications, will be subject to review and approval by the parties and their respective counsel prior to filing. All information disclosed by either party to the other party or its counsel in connection with the Applications will subject to the confidentiality provisions of the Exclusive Supply Agreement dated September 15, 1995 between C3 and Cree.

2. C3 will reimburse Cree for all fees and expenses of Cree’s counsel incurred in connection with the Applications and for all filing fees, issue fees, maintenance fees, annuities and other out-of-pocket expenses paid by on or behalf of Cree in connection with the preparation, filing and prosecution of the Applications and the maintenance of any patents issued thereon. C3 will be solely responsible for all fees and expenses of its own counsel.

3. Cree will grant C3 an irrevocable, royalty-free nonexclusive license, without the right to sublicense, to use the Invention to make, have made, use and sell gemstones of silicon

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

C3 Diamante, Inc.

January 31, 1996

carbide. The license will be evidenced by a License Agreement reflecting the foregoing terms and such other provisions as are customary or may be mutually agreed. If the parties do not execute a License Agreement within 30 days from the date hereof, the license will be considered granted on the terms and conditions contained in this letter agreement.

If the foregoing accurately states our agreement, please have a copy of this letter agreement signed on behalf of C3 below and returned to Cree.

Very truly yours,

CREE RESEARCH, INC.

/s/ F. Neal Hunter
F. Neal Hunter, President

ACCEPTED AND AGREED TO:

C3 DIAMANTE, INC.

By:	/s/ Jeff Hunter
Secretary/ Treasurer

Date:	1/31/96